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                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                          FIRST STATE BANCORPORATION
                           a New Mexico corporation


        In accordance with Section 53-13-7 of the New Mexico Business Corporation Act and pursuant to a resolution duly adopted by its board of directors, First State Bancorporation hereby restates its articles of incorporation. These restated articles of incorporation correctly set forth without change the corresponding provisions of the articles of incorporation as theretofore amended and they supersede the original articles of incorporation and all amendments thereto:

                                   ARTICLE I

        The name of the corporation is First State Bancorporation.

                                   ARTICLE 2

        The address of the corporation's registered office in the State of New Mexico is 111 Lomas Avenue, NW, Albuquerque, New Mexico, 87102.

                                   ARTICLE 3

        The purpose of the corporation shall be primarily to purchase, own and hold the stock of other corporations, and do every act and thing covered generally by the denomination "holding corporation," and especially to direct the operations of the other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares, voting trust certificates for shares of capital stock or any bonds, notes, securities or evidence of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation or government, and also bonds and evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue and exchange therefor shares of the capital stock, bonds, notes or other obligations of the corporation and while the owner thereof to exercise all the rights, powers and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts or other obligations owed, and otherwise aid in any manner, which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates or other securities or evidences of indebtedness shall be held by or for this corporation, or in which, or in the welfare of which, this corporation shall have any interest and to do any acts and things permitted by law and designed to protect, preserve, improve or enhance the value of any such bonds, stocks or other securities or evidences or indebtedness or the property of this corporation.

        Further, to engage in the conduct of financial management and activities related thereto; to transact any lawful business for which corporations may be incorporated under the Business Corporation Act of New Mexico, to have and to exercise such additional powers, privileges and franchise as law may allow, even though not specifically provided herein.
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                                   ARTICLE 4

     Section 4.1 Authorized Shares.  The total number of shares that the
                 -----------------
corporation shall have authority to issue is five million (5,000,000) shares, of which four million (4,000,000) shares shall be common stock, no par value and one million (1,000,000) shares shall be preferred shares as determined pursuant to Section 4.3 hereof.

     Section 4.2 Common Stock.  Each holder of common stock shall be entitled to
                 ------------
one vote for each share of common stock held on all matters as to which holders of common stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of preferred stock, and except as may be provided by the laws of the State of New Mexico, the holders of common stock shall have exclusively all other rights of stockholders of the corporation, including, but not by any way of limitation,
(i) the right to receive dividends, when and as declared by the board of directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the corporation, the right to receive ratably and equally all of the assets of the corporation remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.

     Section 4.3 Preferred Stock.  The board of directors of the corporation is
                 ---------------
authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of preferred stock as a class or in one or more series, and, by filing a certificate of designations pursuant to the Business Corporation Act of New Mexico setting forth a copy of such resolution or resolutions to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of the class or of each such series and the qualifications, limitations, and restrictions thereof. The authority of the board of directors with respect to the class or each series shall include, but not be limited to, determination of the following:

     (i) The number of shares constituting any series and the distinctive designation of that series;

     (ii) The dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends

     (iii) Whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (iv) Whether the class or any series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

     (v) Whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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

     (vi) Whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and, if so, the terms and amount of such sinking fund;

     (vii) The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series;

     (viii) Any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.

     Section 4.4 Cumulative Voting. Cumulative voting shall not be permissible
                 -----------------
in the election of directors or for any other purpose.

     Section 4.5 Pre-emptive Rights. No shareholder shall be entitled to
                 ------------------
pre-emptive rights.

                                   ARTICLE 5

             The name and mailing address of the incorporator are:

                         Leonard J. Delayo, Jr., P.C.
                             Post Office Box 1590
                         Albuquerque, New Mexico 87103

                                   ARTICLE 6

     Section 6.1. Number and Election of Directors. The number of directors
                  --------------------------------
shall be fixed as provided in the Bylaws of the Corporation (the "Bylaws"), but in no case shall the number of directors elected by the holders of the Common Stock be less than nine, or greater than fifteen. The Board of Directors shall be divided into three classes, designated "Class I," "Class II," and "Class III." The number of directors in each class elected by the holders of the Common Stock, shall be as nearly equal as possible. The term of directors in Class I shall be initially one year and thereafter three years. The term of directors in Class II shall be initially two years and thereafter three years. The term of directors in Class III shall be three years. The initial term for each of the foregoing classes shall commence on the election of directors at the annual meeting of shareholders in 1996. At each annual meeting of shareholders commencing with the annual meeting in 1997, a number of directors equal to the number of the class whose term expires at the meeting shall be elected (unless the number of directors in such class has been increased or decreased, in which case the larger or smaller number shall be elected) by the affirmative vote of the holders of the majority of the shares represented at the meeting either in person or by proxy and entitled to vote on the election of directors. Notwithstanding the foregoing, each director shall hold office until his or her successor is chosen and qualified in his or her stead.

     Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled by a majority vote of the

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

directors then in office (even though the number of directors then in office may constitute less than a quorum). A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. A director elected to fill an increase in the number of directors may be elected by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     Any repeal or modification of this Section 6.1 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission before the repeal or modification.

     Section 6.2 Bylaw Amendments.  The board of directors of the corporation is
                 ----------------
expressly authorized to make, alter, or repeal the bylaws of the corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to adopt, amend, or repeal bylaws.


                                   ARTICLE 7

     No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless:

     I. the director has breached or failed to perform the duties of the directors office in compliance with Subsection B of Section 53-11-35 NMSA 1978; and

     II.   the breach or failure to perform constitutes:

           A. negligence, willful misconduct or recklessness in the case of a director who has either an ownership interest in the corporation or receives in his capacity as a director, or as an employee of the corporation, compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year; or

           B. willful misconduct or recklessness in the case of a director, who does not have an ownership interest in the corporation and does not receive in his capacity as director, or as an employee of the corporation compensation of more than two thousand dollars ($2,000) from the corporation in any calendar year.

     No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     Notwithstanding anything contained herein to the contrary, director liability shall be eliminated to the greatest extent possible as is now or in the future allowed by the laws of New Mexico.


                                   ARTICLE 8

     The corporation shall have authority, to the fullest extent now or hereafter permitted by the Business Corporation Act of New Mexico, or by any other applicable law, to enter into any

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contract of transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association, or other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction.

                                   ARTICLE 9

If any person, firm, or corporation, hereinafter referred to as the Tender Offeror, or any person, firm, or corporation controlling the Tender Offeror, controlled by the Tender Offeror, or under common control with the Tender Offeror, or any group of which the Tender Offeror or any of the foregoing persons, firms, or corporations are members, or any other group controlling the Tender Offeror, controlled by the Tender Offeror, or under common control with the Tender Offeror owns of record, or owns beneficially, directly or indirectly, more than 10 percent of any class of equity security of this Company, then any merger or consolidation of the Company with the Tender Offeror, or any sale, lease, or exchange of substantially all of the assets of this Company or the Tender Offeror to the other may not be effected unless a meeting of shareholders of this Company is held to act thereon and the votes of the holders of voting securities of this company representing not less than 66.6 percent of the votes entitled to vote thereon voted in favor thereof. As used herein, the term group includes persons, firms, and corporations acting in concert, whether or not as a formal group, and the term equity security means any share or similar security; or any security convertible, with or without consideration, into such a security, or carrying any warrant to subscribe to or purchase such a security; or any such warrant or right. The foregoing provision is in addition to the requirements of the New Mexico Business Corporation Act and may not be amended or repeated without an affirmative vote of at least 66.6 percent of the shares entitled to vote thereon.

                                  ARTICLE 10

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute and this certificate of incorporation, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.

                                  ARTICLE 11

        Subject to the rights of holders of any class or series of shares ranking prior to the Common Stock in respect of dividends or assets, only persons who are nominated in accordance with the procedures in this Article shall be eligible to be nominated as directors at any meeting of the shareholders of the Corporation. At any meeting of the shareholders of the Corporation, nominations of persons for election to the Board of Directors may be made (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in this Article, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this Article. For a nomination to be properly brought before a shareholders' meeting by a shareholder, timely written notice shall be made to the Secretary of the Corporation. The

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

shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 35 days nor more than 50 days before the meeting; provided, however, if less than 45 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or the public disclosure was made. The shareholder's notice shall set forth (1) as to each person whom the shareholder proposed to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by applicable law (including the person's written consent to being named as a nominee and to serving as a director if elected); and (2)(a) the name and address, as they appear on the Corporation's books, of the shareholder, (b) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder with respect to the matters in this paragraph. If the chairman of the meeting determines and declares at the meeting that a nomination was not made in accordance with the procedures prescribed by this Article, the nomination shall not be accepted.

     At any meeting of the shareholders of the Corporation, only such business shall be conducted as has been brought before the meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in this Article, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this Article. For business to be properly brought before a shareholder's meeting by a shareholder, timely written notice shall be made to the Secretary of the Corporation. The shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 35 days or more than 50 days before the meeting; provided, however, if less than 45 day notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or the public disclosure was made. The shareholder's notice shall set forth (1) a brief description of the business desired to be brought before the meeting and the reasons for considering the business, and (2)(a) the name and address, as they appear on the Corporation's books, or the shareholder, (b) a representation that the shareholder is a holder of record of the Common Stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, and (c) any material interest of the shareholder in the proposed business. The shareholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this paragraph. If the chairman of the meeting determines and declares at the meeting that the proposed business was not brought before the meeting in accordance with the procedures prescribed by this paragraph, the business shall not be considered.

     The notice procedures set forth in this Article 11 do not change or limit any procedures the Corporation may require in accordance with applicable law with respect to the inclusion of matters in the Corporation's proxy statement.

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

                                  ARTICLE 12

     These Articles of Incorporation may be amended by the affirmative vote of the holders of a majority of the shares of the Common Stock.

      Notwithstanding the foregoing or any other provision of these Articles of Incorporation or the Bylaws (and notwithstanding that a lesser percentage may be specified by law), to amend, alter, change, or repeal, or to adopt any provisions inconsistent with, Section 6.1, Article 11 or this paragraph of
Article 12, or to remove any director of the Corporation without cause, the affirmative vote of the holders of at least two-thirds of the Common Stock shall be required.

      Executed on October 25, 1996.
                  ----------

                                              /s/ Michael R. Stanford
                                              ------------------------------
                                              Michael R. Stanford, President


                                              /s/ H. Patrick Dee
                                              ------------------------------
                                              H. Patrick Dee, Secretary

      Under penalties of perjury, I declare and affirm that I am one of the above corporate officers who signed the foregoing document executed by the corporation, and that the statements contained therein are true and correct to the best of my knowledge, information and belief.


                                              /s/ H. Patrick Dee
                                              ------------------------------






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